UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 26, 2015

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On January 26, 2015, Transcat, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal year 2015 third quarter ended December 27, 2014. The press release is attached to this Form 8-K as Exhibit 99.1.

In addition, on January 27, 2015, the Company posted slides to the Investor Relations section of its website that will accompany the Company’s earnings conference call and webcast at 11:00 a.m. Eastern Time on January 27, 2015. The slides are attached to this Form 8-K as Exhibit 99.2.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2015, Transcat appointed Gary J. Haseley to its Board of Directors (the “Board”) to fill the existing vacancy on the Board. Mr. Haseley will serve for the remaining portion of the three-year term expiring at the Company’s annual meeting of shareholders to be held in 2017 or until his successor is duly elected and qualified. Mr. Haseley is expected to serve on a Board committee; however, the Board has not yet made this determination.

Mr. Haseley, age 53, is the Senior Vice President and General Manager of Kaman Automation, Control & Energy, a division of Kaman Corporation (“Kaman”), a manufacturer in the aerospace industry and the third largest distributor in the power transmission/motion control market. Prior to joining Kaman, from January 2001 to August 2012, Mr. Haseley served as President and Chief Executive Officer of Zeller Corporation (“Zeller”), a distributor of electrical and automation components and solutions, which Kaman acquired in 2012. From 1995 until 2001, Mr. Haseley served as Zeller’s Vice President of Sales. Prior to joining Zeller, Mr. Haseley held various engineering and sales positions. Mr. Haseley holds a B.S. from Kettering University.

There was no arrangement or understanding between Mr. Haseley and any other person with respect to his appointment to the Board. There have been no transactions, nor are there any currently proposed transactions, in which the Company or any of its subsidiaries was or is to be a participant and in which Mr. Haseley, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Mr. Haseley will receive cash compensation in accordance with the Company’s compensation arrangements for directors as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 25, 2014. Such description is incorporated herein by reference.

Upon his appointment to the Board, Mr. Haseley was also awarded a five-year stock option to purchase 10,000 shares of the Company’s common stock at $9.66 per share (that being the closing price of the common stock on January 26, 2015). The option vested immediately; however, up to 2,000 shares subject to the option will expire each year if unexercised by the anniversary of the grant date.

Mr. Haseley will be subject to the Company’s stock ownership objectives for directors.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Transcat, Inc. Press Release dated January 26, 2015

99.2	Slides for the January 27, 2015 Earnings Conference Call and Webcast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: January 27, 2015	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer